Exhibit 99.89

CONSENT OF CREDIT SUISSE FIRST BOSTON

Board of Directors
TRW Inc.
1900 Richmond Road
Cleveland, OH 44124

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated June 30, 2002, to the Board of Directors of TRW Inc. (the “Company”) as Annex E to, and the references made to CSFB and such opinion under the headings “SUMMARY—The Merger—Opinions of Financial Advisers—TRW,” “THE MERGER—TRW’s Reasons for the Merger; Recommendation of TRW’s Board of Directors,” “THE MERGER—Background of the Merger” and “THE MERGER—Opinions of Financial Advisers—TRW’s Advisers” in, the Joint Proxy Statement/Prospectus included in Amendment No. 7 to the Registration Statement of Northrop Grumman Corporation on Form S-4 (Registration No. 333-83672) to be filed with the Securities and Exchange Commission on or about October 23, 2002. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON CORPORATION

By:	/s/ CREDIT SUISSE FIRST BOSTON CORPORATION

October 23, 2002